Exhibit 10.35


              SECOND AMENDMENT TO CREDIT AGREEMENT

          THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is made and entered into as of November 9, 2001 (the "Effective Date"), by and between CONSOLIDATED FREIGHTWAYS CORPORATION, a Delaware corporation ("Borrower"), the other Credit Parties signatory to the Credit Agreement described below (collectively, together with the Borrower, the "Credit Parties") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

                       W I T N E SS E T H:

          WHEREAS, Borrower, the other Credit Parties and Lender are parties to that certain Credit Agreement, dated as of October 24, 2001 (as amended to the date hereof, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Credit Agreement), pursuant to which Lender has committed to make certain loans to Borrower upon the terms and conditions set forth therein; and

          WHEREAS, Borrower, the other Credit Parties and Lender desire to modify the Credit Agreement in certain respects in accordance with and subject to the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the other Credit Parties and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

     1. Amendments to the Credit Agreement. Subject to the terms and conditions of this Amendment, including without limitation the fulfillment of the conditions precedent specified in Section
6 below, the Credit Agreement is hereby amended as follows:


          (A) Section 5.11(a) of the Credit Agreement is hereby amended by deleting the date "November 9, 2001" appearing in the first line and in clauses (iv) and (v) of said Section 5.11(a) and substituting in lieu thereof the date "November 20, 2001".

          (B) Section 5.11(b) of the Credit Agreement is hereby amended by deleting the date "November 16, 2001" appearing in the first line and in clauses (iii) and (iv) of said
     Section 5.11(b) and substituting in lieu thereof the date "December 17, 2001".

          (C) Section 5.11(c) of the Credit Agreement is hereby amended by deleting the date "November 16, 2001" appearing in the first line of said Section 5.11(c) and substituting in lieu thereof the date "December 17, 2001".


          (D) Section 5.11(d) of the Credit Agreement is hereby amended by deleting the date "December 7, 2001" appearing in the first line of said Section 5.11(d) and substituting in lieu thereof the date "December 17, 2001".

          (E) Annex A to the Credit Agreement is hereby amended by deleting therefrom the definition of "Borrowing Base" in its entirety and by substituting the following amended definition of such term in lieu thereof:

                    "Borrowing Base" shall mean, as of any date of determination by Lender, from time to time, an amount equal to the sum of (a) twenty-five percent (25%) of the Appraised Value of Eligible Mortgaged Property less (b) any and all Reserves established by Lender at such time including, without limitation, Reserves for environmental remediation costs, accrued but unpaid taxes, insurance and other Charges and expenses pertaining to such Mortgaged Property. Notwithstanding the foregoing: (x) for purposes of calculating the Borrowing Base, the advance rate in clause (a) above of this definition shall be deemed to be (i) fifty percent (50%) of the Appraised Value solely in respect of the Mortgaged Property located at 175 Linfield Drive, Menlo Park, California for the period commencing on the Closing Date and ending on November 20, 2001, and at all times after November 20, 2001 shall be deemed to be equal to twenty-five percent (25%) of the Appraised Value in respect of such Mortgaged Property located at 175 Linfield Drive, Menlo Park, California, and (ii) thirty and one-tenth of one percent (30.1%) of the Appraised Value solely in respect of each of the Mortgaged Properties located at
          (A) 12805 Old Hickory Blvd., Nashville, Tennessee, (B) 2885 Alum Creek Drive, Columbus, Ohio, (C) 4301 W. Mojave Street, Phoenix, Arizona, (D) 1319 Moffett Park Drive, Sunnyvale, California and (E) 13145 Unitec Drive, Laredo, Texas, for the period commencing on the Closing Date and ending on November 20, 2001 and at all times after November 20, 2001 shall be deemed to be equal to twenty-five percent (25%) of the Appraised
          Value in respect of each of such Mortgaged Properties described in the immediately preceding clauses (A) through (E), inclusive, of this definition; (y) the Borrowing Base shall not at any time exceed $15,000,000 if any of the conditions set forth in Section 2.2 have not been satisfied in full or waived in writing by Lender; and (z) the Borrowing Base shall not at any time exceed $25,000,000 until all of the conditions set forth in Section 2.3 have been satisfied in full or waived in writing by Lender.

     2. No Other Amendments. Except for the amendments expressly set forth and referred to in Section 1 above, the Credit
Agreement shall remain unchanged and in full force and effect.

3. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower and each of the other Credit Parties hereby warrant, represent and covenant to Lender that:
(a) this Amendment has been duly authorized, executed and delivered by Borrower and each other Credit Party signatory thereto, (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of this date, and (c) after giving effect to this Amendment, all of the representations and warranties made by Borrower and each other Credit Party in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date). Any breach in any material respect by Borrower or any other Credit Party of any of its representations and warranties contained in this Section 3 shall be an Event of Default under the Credit Agreement.
4. Ratification and Acknowledgment. Borrower and each of the other Credit Parties hereby ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by such company in connection therewith (including without limitation the other Loan Documents to which Borrower or any other Credit Party is a party), effective as of the date hereof.
5. Estoppel. To induce Lender to enter into this Amendment, Borrower and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Borrower or any Credit Party as against Lender with respect to the obligations of Borrower or any Credit Party to Lender under the Credit Agreement or the other Loan Documents, either with or without giving effect to this Amendment.
6. Conditions to Effectiveness. This Amendment shall become effective, as of the Effective Date, subject to the prior or subsequent receipt by the Lender of this Amendment, duly executed, completed and delivered by Borrower and each other Credit Party. Upon the effective date of this Amendment, all of the amendments set forth in Section 1 of this Amendment shall become effective as of the effective date of this Amendment.
7. Reimbursement of Expenses. Borrower and each of the other Credit Parties hereby agree that Borrower and each of the other Credit Parties shall reimburse Lender on demand for all costs and expenses (including without limitation reasonable attorney's fees) incurred by Lender in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.
8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE.
9. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
10. Counterparts. This Amendment may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns.
11. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
          IN WITNESS WHEREOF, the parties have caused this Second Amendment to Credit Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                         BORROWER:

                         CONSOLIDATED FREIGHTWAYS CORPORATION


                         By/s/Patrick H. Blake
                         Name:Patrick H. Blake
                         Title:President and Chief Executive Officer


                         LENDER:

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By/s/Craig Winslow
                         Name:Craig Winslow
                         Title:    Duly Authorized Signatory


                         CREDIT PARTIES:

                         CONSOLIDATED FREIGHTWAYS CORPORATION  OF
                         DELAWARE


                         By:/s/Patrick H. Blake
                         Name:Patrick H. Blake
                         Title:Chief Executive Officer


                         CF AIRFREIGHT CORPORATION


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer


                         REDWOOD SYSTEMS, INC.


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer


                         LELAND JAMES SERVICE CORPORATION


                         By:/s/Kerry K. Morgan
                         Name:Kerry K. Morgan
                         Title:Vice President and Treasurer